Exhibit 99.2

CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.

Patriot Bank

1815 Little Road

Trinity, FL 34655

Attention: The Board of Directors

RE:	Joint Proxy Statement/Prospectus of National Commerce Corporation (“NCC”) and Patriot Bank which forms the Registration Statement on Form S-4 of NCC (the “Registration Statement”).

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated April 24, 2017, to the Board of Directors of Patriot Bank as Appendix C to the Joint Proxy Statement/Prospectus included in the Amended Registration Statement filed with the Securities and Exchange Commission June 28, 2017 and the references to our firm and our opinion, including the quotation or summarization of such opinion, under the headings “SUMMARY—Opinion of Patriot Bank’s Financial Advisor,” “Risk Factors,” “THE MERGER—Background of the Merger,” “THE MERGER—Reasons for the Merger” and “THE MERGER—Opinion of Patriot Bank’s Financial Advisor.” The foregoing consent applies only to the Amended Registration Statement being filed with the Securities and Exchange Commission June 28, 2017 and not to any amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Raymond James & Associates, Inc.

/s/ Raymond James & Associates, Inc.

Dated: June 27, 2017